WORLD’S FIRST PHOTOVOLTAIC SMART DIMMABLE AIRCRAFT WINDOW
TO BE UNVEILED AT NBAA 2013 IN LAS VEGAS

Vision Systems announces the first self-powered electronically dimmable window for aircraft cabins, using Research Frontiers SPD-Smart technology with a transparent photovoltaic panel.

Brignais, France and Woodbury, NY – September 26, 2013. SPD-Smart dimmable windows are increasingly in demand by aerospace OEMs, airlines, operators and aircraft owners. Now, the many practical, technical, and financial benefits of solar power can be added to the instant switching speed, wide range of light transmission, and relief from light, glare and heat already provided by SPD-Smart windows. Vision Systems, a licensee of Research Frontiers Inc. (Nasdaq: REFR), has announced it will offer an SPD-Smart dimmable window (“Energia”) that can operate without using the aircraft’s electrical system. Energia integrates an optically clear layer that is capable of producing its own energy from the sun or artificial light sources.

Energia facilitates the process of installing dimmable windows on new production and aftermarket aircraft – Energia requires no modifications to the aircraft’s existing electrical system, because it is completely independent from the cabin’s wiring.

Vision Systems’ SPD-Smart electronically dimmable windows offer instant and precise light-control at all levels to provide a solar protection solution that enhances comfort and improves passengers’ experience on aircraft.

Vision Systems has also announced their partnership with Sunpartner Technologies, the inventor and manufacturer of the transparent photovoltaic panel, and Energia was developed under license from Research Frontiers, the inventor of SPD-Smart light-control technology, and as a collaboration between these companies.

Vision Systems has filed for patent protection on this innovation in the aircraft industry.

Vision Systems will unveil Energia at their booth (C9522) at the 2013 NBAA, to be held October 22-24 in Las Vegas, Nevada, USA.

Read information about this news, and the benefits of Energia, in the following links:

Vision Systems press release

Sunpartner Technologies press release

Energia product information sheet

Joseph M. Harary, President and CEO of Research Frontiers, noted: “We have publicly discussed using photovoltaics with our smart windows to make the already energy-friendly SPD-SmartGlass even more environmentally friendly, and easier to install. This is a remarkable achievement by Vision Systems and Sunpartner Technologies. The extremely low power consumption of SPD-SmartGlass technology, combined with the benefits of solar power, is a formidable combination. The aerospace industry will welcome this news and the additional benefits that the combination of SPD-Smart light control technology and photovoltaics provides, and I believe it also provides an early indicator of where the SPD-SmartGlass industry may be headed across all applications for our technology, not only in the aircraft industry, but in the automotive, architecture and marine industries as well.”

About Research Frontiers Inc.

Research Frontiers is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats. For more information, please visit our website at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and “SPD-SmartGlass are trademarks of Research Frontiers Inc. "Energia" is a trademark of Vision Systems.

For further information about SPD-Smart technology, please contact:

Michael R. LaPointe
Vice President – Aerospace Products
Research Frontiers Inc.
+1-516-364-1902
info@SmartGlass.com